Exhibit 3.1

FIRST TRACKS BIOTHERAPEUTICS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

First Tracks Biotherapeutics, Inc., a Delaware corporation, hereby certifies as follows:

1. The name of this corporation is “First Tracks Biotherapeutics, Inc.” The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 17, 2025. This corporation was originally incorporated under the name of Biopharma Company, Inc.

2. The Amended and Restated Certificate of Incorporation of this corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, as previously amended and/or supplemented, has been duly adopted by this corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of this corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: April 20, 2026	FIRST TRACKS BIOTHERAPEUTICS, INC.

	By:	/s/ Daniel Faga
Daniel Faga
President and Chief Executive Officer

EXHIBIT A

FIRST TRACKS BIOTHERAPEUTICS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is First Tracks Biotherapeutics, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “General Corporation Law”).

ARTICLE IV: AUTHORIZED STOCK

1. Authorized Shares.

1.1 The total number of shares of all classes of capital stock that the Corporation has authority to issue is 510,000,000 shares, consisting of two classes: 500,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

1.2. Irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, but subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by a vote of the holders of the stock of the Corporation entitled to vote thereon, voting as a single class.

1.3. For the avoidance of doubt, the Corporation expressly elects to be governed by Section 242(d) of the General Corporation Law.

2. Preferred Stock.

2.1. The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable laws of the State of Delaware (each such certificate, a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and, except where otherwise provided in the applicable Certificate of Designation, to increase (but not above the total number of authorized shares of the Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

2.2 Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including pursuant the terms of any Certificate of Designation designating a series of Preferred Stock, this “Certificate of Incorporation”), (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, any series of the Preferred Stock or any future class or series of capital stock of the Corporation.

3. Common Stock. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law or this Certificate of Incorporation, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together as a class with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).

ARTICLE V: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”). The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that except as otherwise provided in this Certificate of Incorporation, and in addition to any requirements of law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, further, that, in the case of any proposed adoption, amendment or repeal of any provision of the Bylaws that is both (i) approved by at least two-thirds (2/3) of the Whole Board and (ii) submitted to the stockholders for adoption thereby, then, except as otherwise provided in this Certificate of Incorporation, only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class (in addition to any requirements of law), shall be required to adopt, amend or repeal any such provision of the Bylaws.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

2. Number of Directors. Subject to the special rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by the affirmative vote of a majority of the Whole Board.

3. Classified Board. Subject to the special rights of the holders of one or more class or series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board effective at the time the classification of the Board becomes effective. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the registration of shares of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the distribution of Common Stock to the public (the “Initial Public Distribution”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Initial Public Distribution, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Initial Public Distribution. At each succeeding annual meeting of stockholders following the Initial Public Distribution, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

4. Term and Removal. Each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission. Subject to the special rights of the holders of any class or series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of directors constituting the Board shall shorten the term of any director.

5. Board Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any class or series of Preferred Stock, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the term of the class of director in which the vacancy or new directorship was created. and shall hold office until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

6. Determination of Ambiguity. In case of an ambiguity in the application of any provision set forth in Sections 2, 3, 4, 5 or 6 of this Article VI or in the meaning of any term or definition set forth in this Sections 2, 3, 4, 5 or 6 of this Article VI (including any such term used in any other provision of this Certificate of Incorporation), the Board, or a committee thereof, shall have the power to determine, in good faith, the application of any such provision or any such term or definition. Such determination shall be evidenced in a writing adopted by the Board (or a committee thereof, as applicable), and such writing shall be made available for inspection by any holder of capital stock of the Corporation at the principal executive offices of the Corporation.

7. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VII: DIRECTOR AND OFFICER LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: MATTERS RELATING TO STOCKHOLDERS

1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Corporation by written consent in lieu of a meeting.

2. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer of the Corporation, the Lead Independent Director (as defined in the Bylaws), or the Board acting pursuant to a resolution adopted by a majority of the Whole Board and may not be called by the stockholders or any other person or persons.

3. Advance Notice of Stockholder Nominations at Annual or Special Meetings and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation at, and of business to be brought by stockholders before, any annual or special meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

ARTICLE IX: SEVERABILITY

If any provision of this Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, which is not invalid, illegal, or unenforceable) shall remain in full force and effect.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, except as otherwise provided in this Certificate of Incorporation, and in addition to any other vote required by law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this Certificate of Incorporation (other than Section 1.1 of Article IV); provided, further, that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or adoption of any provision inconsistent with, the provisions of this Certificate of Incorporation, then, except as otherwise provided in this Certificate of Incorporation, only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class (in addition to any other vote required by law), shall be required to approve such amendment or repeal of, or adoption of any provision inconsistent with, the provisions of this Certificate of Incorporation.

* * * * * * * * * * *